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                                                                    EXHIBIT 10.7











                          ASSET CONTRIBUTION AGREEMENT

                                   dated as of

                                    [ ], 2000

                                     between


                            FORD MOTOR CREDIT COMPANY
                                 as Contributor


                                       and


                                RCL TRUST 2000-1





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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                               CERTAIN DEFINITIONS
Section 1.1   Definitions......................................................1

                                   ARTICLE II
                          CONTRIBUTION OF SERIES 2000-1
                                  CERTIFICATES
Section 2.1   Contribution of Series 2000-1 Certificates.......................2
Section 2.2   The Closing......................................................2

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
Section 3.1   Warranties of RCL Trust 2000-1...................................3
Section 3.2   Representations and Warranties of the Contributor................4
Section 3.3   Representations and Warranties of the Contributor Relating to
              Additional Series 2000-1 Assets.................................10
Section 3.4   Repurchase upon Breach..........................................12

                                   ARTICLE IV
                                   CONDITIONS
Section 4.1   Conditions to Obligation of RCL Trust 2000-1....................13
Section 4.2   Conditions to Obligation of the Contributor.....................14

                                    ARTICLE V
                          COVENANTS OF THE CONTRIBUTOR
Section 5.1   Protection of Right, Title and Interest.........................15
Section 5.2   Other Liens or Interests........................................16
Section 5.3   Costs and Expenses..............................................16
Section 5.4   Indemnification.................................................16
Section 5.5   Absolute Transfer; Sale or Exchange.............................17

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS
Section 6.1   Obligations of the Contributor..................................18
Section 6.2   Acknowledgments.................................................18
Section 6.3   Amendment.......................................................18
Section 6.4   Waivers.........................................................18
Section 6.5   Costs and Expenses..............................................18
Section 6.6   Representations of the Contributor and RCL Trust 2000-1.........19
Section 6.7   Confidential Information........................................19
Section 6.8   Notices.........................................................19
Section 6.9   Severability....................................................20
Section 6.10  Counterparts....................................................20
Section 6.11  Successors and Assigns..........................................20
Section 6.12  No Petition.....................................................20
Section 6.13  Headings........................................................21
Section 6.14  Governing Law...................................................21

Exhibit A....................................................................A-1

Exhibit B....................................................................B-1



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                  ASSET CONTRIBUTION AGREEMENT, dated and effective as of [ ],
2000, between FORD MOTOR CREDIT COMPANY, a Delaware corporation, as contributor ("Ford Credit" or "Contributor") and RCL TRUST 2000-1, a Delaware business trust ("RCL Trust 2000-1").

                  WHEREAS, the Titling Companies have been established for the purpose of holding Leases and Leased Vehicles and other assets;

                  WHEREAS, pursuant to the Titling Company Agreements, each Titling Company has issued to Ford Credit a Series 2000-1 Certificate;

                  WHEREAS, Ford Credit and RCL Trust 2000-1 wish to set forth the terms pursuant to which the Series 2000-1 Certificates are to be contributed by Ford Credit to RCL Trust 2000-1; and

                  WHEREAS, Ford Credit and RCL Trust 2000-1 intend to engage in the other transactions contemplated by the Basic Documents.

                  NOW, THEREFORE, Ford Credit and RCL Trust 2000-1 hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

         Section 1.1 Definitions. Whenever used in this Agreement capitalized terms have the meanings assigned to them herein or, if not defined herein, as defined in Appendix A attached hereto or, if not defined therein, as defined in the Series 2000-1 Supplement. To the extent that the definitions set forth herein conflict with the definitions set forth in Appendix A, or incorporated by reference therein or with the definitions set forth in the Series 2000-1 Supplement, or incorporated by reference therein, the definitions set forth herein shall be controlling. All references herein to "this Agreement" are to this Asset Contribution Agreement, and all references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits of this Agreement unless otherwise specified.

                  "RCL Trustee" means First Union Trust Company, National Association not in its individual capacity but solely as trustee of RCL Trust 2000-1.

                  "Removal Event" has the meaning set forth in Section 3.4. "Schedule of Series 2000-1 Assets" means the list of Series
2000-1 Leased Vehicles and Series 2000-1 Leases annexed hereto as Exhibit A (as supplemented on each Addition Date pursuant to Section 1.1(d) of the Series 2000-1


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Supplement), which may be in the form of microfiche or electronic media.

                                   ARTICLE II
                          CONTRIBUTION OF SERIES 2000-1
                                  CERTIFICATES

                  Section 2.1 Contribution of Series 2000-1 Certificates. (a) On the Closing Date, subject to the terms and conditions of this Agreement, the Contributor agrees to contribute to RCL Trust 2000-1, and RCL Trust 2000-1 agrees to accept from the Contributor, the Series 2000-1 Certificates and the other property relating thereto, as specified in the following paragraph.

                           (b)  Effective as of the Closing Date and immediately
preceding the transactions contemplated by the Transfer Agreement, the Contributor hereby contributes, transfers, assigns and otherwise conveys to RCL Trust 2000-1, without recourse, all right, title and interest of the Contributor, whether now owned or hereafter acquired, in and to the following:
(i) the Series 2000-1 Certificates, including all monies paid thereon and all monies due thereon on or after the applicable Series 2000-1 Cut-Off Date (including any monies received prior to such Series 2000-1 Cut-Off Date that are due on or after such Series 2000-1 Cut-Off Date and were not used to reduce the principal balance of the Series 2000-1 Certificates) and (ii) its rights and obligations under the Administrative Agency Agreement and the Series 2000-1 Supplement. The Series 2000-1 Certificates shall become property of RCL Trust 2000-1 and the interests of the Contributor as beneficiary of RCL Trust 2000-1 shall reflect such additions.

                  Section 2.2 The Closing. The contribution of the Series 2000-1 Certificates shall take place at a closing at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 on the Closing Date.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  Section 3.1 Warranties of RCL Trust 2000-1. RCL Trust 2000-1 hereby represents and warrants to the Contributor as of the date hereof and as of the Closing Date:

                           (a) Organization and Good Standing. RCL Trust 2000-1
is a statutory business trust duly organized, validly existing and in good standing under the laws of the State of Delaware.



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                           (b) Power and Authority. RCL Trust 2000-1 has full
power, authority and legal right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement.

                           (c) No Violation. The execution, delivery and
performance by it of this Agreement (i) shall not violate any provision of any law or regulation or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to RCL Trust 2000-1 or any of its assets, (ii) shall not violate any provision of the RCL Trust Agreement, and
(iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, any mortgage, indenture, contract, agreement or other undertaking to which RCL Trust 2000-1 is a party.

                           (d) Governmental Approvals. The execution, delivery
and performance by RCL Trust 2000-1 of this Agreement shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency in the jurisdiction in which RCL Trust 2000-1 was formed.

                           (e) Validity; Binding Obligation. This Agreement has
been duly executed and delivered by RCL Trust 2000-1 and constitutes the legal, valid and binding agreement of RCL Trust 2000-1 enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                           (f) No Proceedings. No legal or governmental
proceedings are pending to which RCL Trust 2000-1 is a party or of which any property of RCL Trust 2000-1 is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, seeking to prevent the issuance of the Senior Notes or the Lease Trust Certificates or the consummation of the transactions contemplated by this Agreement, the other Basic Documents to which RCL Trust 2000-1 is a party, the Underwriting Agreement, dated as of _______, 2000 (the "Underwriting Agreement"), among Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein, RCL Trust 2000-1 and Ford Credit or the Certificate Purchase Agreement, dated as of _________, 2000 (the "Certificate Purchase Agreement"), among Merrill Lynch, Pierce, Fenner &
Smith Incorporated, [     ], RCL Trust 2000-1 and Ford Credit, or asserting the
invalidity of the Senior Notes, the Lease Trust Certificates,


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this Agreement, the other Basic Documents to which RCL Trust 2000-1 is a party, the Underwriting Agreement or the Certificate Purchase Agreement; and no other such proceedings are pending, threatened or contemplated other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of RCL Trust 2000-1 and will not materially and adversely affect the performance by RCL Trust 2000-1 of its obligations under, or the validity and enforceability of this Agreement, the other Basic Documents to which RCL Trust 2000-1 is a party, the Underwriting Agreement, the Certificate Purchase Agreement, the Senior Notes, the Subordinated Notes or the Lease Trust Certificates.

                  Section 3.2 Representations and Warranties of the Contributor.
(a) Ford Credit hereby represents and warrants to RCL Trust 2000-1 as of the date hereof and as of the Closing Date:

                  (i) Organization. The Contributor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

                  (ii) Good Standing. The Contributor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

                  (iii) Power and Authority. The Contributor has the full power and authority to execute and deliver this Agreement, to carry out its terms, and to contribute and assign the property contributed and assigned by it to RCL Trust 2000-1 hereunder and has duly authorized such contribution and assignment by all necessary corporate action.

                  (iv) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement do not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the Contributor's certificate of incorporation or by-laws, or any indenture, agreement or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument, or violate any law or, to the best of the Contributor's knowledge, any order, rule or regulation applicable to it of any court or of any federal or


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         state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

                  (v) Validity; Binding Obligation. This Agreement has been duly authorized, executed and delivered by the Contributor and constitutes the legal, valid and binding agreement of the Contributor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (vi) No Proceedings. No legal or governmental proceedings are pending to which the Contributor is a party or of which any property of the Contributor is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, seeking to prevent the issuance of the Senior Notes or the Lease Trust Certificates or the consummation of the transactions contemplated by this Agreement, the other Basic Documents to which the Contributor is a party, the Underwriting Agreement or the Certificate Purchase Agreement or asserting the invalidity of the Senior Notes, the Lease Trust Certificates, this Agreement, the other Basic Documents to which the Contributor is a party, the Underwriting Agreement or the Certificate Purchase Agreement; and no other such proceedings are pending, threatened or contemplated other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Contributor and will not materially and adversely affect the performance by the Contributor of its obligations under, or the validity and enforceability of this Agreement, the other Basic Documents to which the Contributor is a party, the Underwriting Agreement, the Certificate Purchase Agreement, the Senior Notes, the Subordinated Notes or the Lease Trust Certificates.

                  (b) Ford Credit makes the following representations and warranties as to the Series 2000-1 Assets, on which RCL Trust 2000-1 relies in accepting the Series 2000-1 Certificates. Such representations and warranties speak as of the execution and delivery of this Agreement, in the case of the Initial Series 2000-1 Assets and, as of the applicable Addition Date, in the case of the Additional Series 2000-1 Assets. The representations and warranties of Ford Credit set forth in this Section 3.2(b) shall survive the contribution, transfer, and assignment of the Series


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2000-1 Certificates by Ford Credit to RCL Trust 2000-1 and by RCL Trust 2000-1
to the Lease Trustee and any subsequent transferee.

                  (i) New Vehicle. Each Series 2000-1 Leased Vehicle was a new automobile or light duty truck at the inception of the related Series 2000-1 Lease.

                  (ii) Certificate of Title. Each Series 2000-1 Leased Vehicle was titled in accordance with the related Titling Company Agreement and in a manner acceptable to the relevant Governmental Authority.

                  (iii) Residual Value. The Residual Value of each Series 2000-1 Leased Vehicle does not exceed an amount established by the Administrative Agent consistent with its policies and practices regarding the setting of residual values as applied with respect to closed-end retail automobile and light-duty truck leases.

                  (iv) Pool Balance. At the Initial Series 2000-1 Cut-Off Date, the Pool Balance was $[ ].

                  (v) Interest in Lease and Leased Vehicle. Each Series 2000-1 Lease was entered into by a Dealer located in an Eligible State, as lessor, and a Lessee with a billing address in an Eligible State, as lessee, and all of the Dealer's right, title and interest in such Series 2000-1 Lease and the related Series 2000-1 Leased Vehicle was validly assigned by such Dealer to a Titling Company qualified in such Eligible State.

                  (vi) Customary and Enforceable Provisions. Each Series 2000-1 Lease (x) was originated by a Dealer in the ordinary course of its business and in compliance with the Administrative Agent's normal credit and collection policies and practices, (y) contains customary and enforceable provisions and (z) is substantially in the form of Exhibit B.

                  (vii) Total Monthly Payments. Each Series 2000-1 Lease provides for Total Monthly Payments which include Constant Yield Payments that fully amortize the Adjusted Capitalized Cost of such Series 2000-1 Lease to a final payment equal to the Residual Value of the related Series 2000-1 Leased Vehicle over the term of such Series 2000-1 Lease.

                  (viii) Compliance with Law. At the time it was originated or made, and (x) as of the date of this Agreement, in the case of an Initial Series 2000-1 Lease or (y) as of the applicable Addition Date, in the case of an Additional


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         Series 2000-1 Lease, each Series 2000-1 Lease complied in all material respects with all requirements of applicable federal, state, and local laws and regulations thereunder.

                  (ix) Binding Obligation. Each Series 2000-1 Lease represents the genuine, legal, valid and binding payment obligation in writing of the related Lessee, enforceable by the holder thereof in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

                  (x) No Government Lessee. None of the Series 2000-1 Leases is an obligation of the United States of America or any state or of any agency, department, or instrumentality of the United States of America or any state.

                  (xi) Leases in Force. As of the related Series 2000-1 Cut-Off Date, no Series 2000-1 Lease had been satisfied, subordinated, rescinded, cancelled or terminated.

                  (xii) No Waiver. As of the related Series 2000-1 Cut-Off Date, no provision (other than the assessment of a Security Deposit) of a Series 2000-1 Lease has been waived.

                  (xiii) No Defenses. As of the related Series 2000-1 Cut-Off Date, no right of rescission, setoff, counterclaim, or defense has been asserted or threatened with respect to any Series 2000-1 Lease.

                  (xiv) No Default. No default in payment by any Lessee of a Series 2000-1 Lease and no continuing condition that with notice or lapse of time or both would constitute a default, breach, violation, or event permitting termination or cancellation under the terms of such Series 2000-1 Lease was in effect as of the related Series 2000-1 Cut-Off Date.

                  (xv) No Credit-Related Recourse to Dealer. No Series 2000-1 Lease provides for credit-related recourse to the related Dealer.

                  (xvi) Insurance. Each Lessee, to the best knowledge of the Administrative Agent, has obtained or agreed to obtain physical damage insurance and liability insurance covering the related Series 2000-1 Leased Vehicle as required under the related Series 2000-1 Lease.


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                  (xvii)   Title. No Series 2000-1 Asset has been sold,
         transferred, assigned, or pledged by any Dealer to any Person other than the applicable Titling Company. The applicable Titling Company has good and marketable title to each Series 2000-1 Lease and each Series 2000-1 Leased Vehicle, free and clear of all Liens, encumbrances, security interests, and rights of others, including liens or claims for work, labor or material relating to such Series 2000-1 Leased Vehicle.

                  (xviii) Valid Assignment. No Series 2000-1 Lease was originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Series 2000-1 Lease to the applicable Titling Company or of the Specified Interest in such Series 2000-1 Lease pursuant to transfers of Series 2000-1 Certificates is unlawful, void, or voidable. No Series 2000-1 Leased Vehicle is subject to the laws of any jurisdiction under which the sale, transfer, and assignment of such Series 2000-1 Leased Vehicle to the applicable Titling Company or of a Specified Interest in such Series 2000-1 Leased Vehicle pursuant to transfers of the related Series 2000-1 Certificate is unlawful, void, or voidable. No Dealer has entered into any agreement with any Lessee that prohibits, restricts or conditions the assignment of any portion of a Series 2000-1 Lease.

                  (xix) All Filings Made. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the applicable Titling Company a first perfected ownership interest in each Series 2000-1 Lease have been made.

                  (xx) Chattel Paper. Each Series 2000-1 Lease constitutes "chattel paper" as defined in the UCC.

                  (xxi) One Original. There is only one original of each Series 2000-1 Lease, which is held by the Administrative Agent on behalf of the applicable Titling Company.

                  (xxii) No Excess Deferred Gross. No Series 2000-1 Lease is subject to a holdback of Excess Deferred Gross.

                  (xxiii). Each Series 2000-1 Lease has an origination date on or after
                  ----------..


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                  (xxiv)   Maturity of Leases. Each Series 2000-1 Lease has a
         Scheduled Lease End Date of not greater than 36 months from the date on which it was entered into.

                  (xxv) Minimum Retail Operating Lease Factor. Each Series 2000-1 Lease has a Retail Operating Lease Factor equal to or greater than [ ]% per annum.

                  (xxvi) Location of Lease Files. The Lease Files relating to each Series 2000-1 Lease are maintained at the offices of the Administrative Agent.

                  (xxvii) No Delinquency. No Series 2000-1 Lease has a Total Monthly Payment that was more than 30 days overdue as of the applicable Series 2000-1 Cut-Off Date.

                  (xxviii) No Extensions. No Term Extension and no Payment Extension in excess of one month had been granted to the Lessee under any Series 2000-1 Lease prior to the applicable Series 2000-1 Cut-Off Date.

                  (xxix) Advance Payment Plan. No Series 2000-1 Lease was originated under the Advance Payment Plan.

                  (xxx) Other Data. The information relating to the Series 2000-1 Leases and the Series 2000-1 Leased Vehicles contained in the Schedule of Series 2000-1 Assets attached hereto as Exhibit A (as supplemented on each Addition Date pursuant to Section 1.1(d) of the Series 2000-1 Supplement) is true and correct in all material respects and no selection procedures believed to be adverse to the Holders of the Series 2000-1 Certificates were utilized in selecting the Series 2000-1 Assets.

                  (xxxi) Administrative Agency Agreement. The representations and warranties made by the Administrative Agent in the Administrative Agency Agreement are true and correct.

                  (xxxii) True Lease. Each Series 2000-1 Lease is a "true lease" for federal income tax purposes.

                  (xxxiii) Securitization Value. The Securitization Value of each Additional Series 2000-1 Lease shall have been calculated using the rate equal to the greater of (x) the Retail Operating Lease Factor specified in such

         Additional Series 2000-1 Lease and (y) the Discount Rate.

                  (xxxiv) Seasoning. No Additional Series 2000-1 Lease was originated more than nine months prior to the related Addition Date.

                  Section 3.3 Representations and Warranties of the Contributor Relating to Additional Series 2000-1 Assets. (a) Ford Credit makes the following representations and warranties as to the Additional Series 2000-1 Assets, on which RCL Trust 2000-1 relies in accepting the Series 2000-1 Certificates. Such representations and warranties speak as of the applicable Addition Date. The representations and warranties of the Administrative Agent set forth in this
Section 3.3 shall survive the contribution, transfer, and assignment of the Series 2000-1 Certificates by Ford Credit to RCL Trust 2000-1 and by RCL Trust 2000-1 to the Lease Trustee and any subsequent transferee.

                  (i) The sum of the Additional Series 2000-1 Leased Vehicles (by unit) with respect to any Addition Date, which are "Lincoln" models, shall not be more than 10% of the sum of all Additional Series 2000-1 Leased Vehicles with respect to such Addition Date (by unit);

                  (ii) The sum of the Additional Series 2000-1 Leased Vehicles (by unit) with respect to any Addition Date, which are "Lincoln" models plus the sum of the Additional Series 2000-1 Leased Vehicles (by unit) with respect to any Addition Date, which are "Mercury" models, shall not be more than [25]% of the sum of all Additional Series 2000-1 Leased Vehicles with respect to such Addition Date (by unit);

                  (iii) The sum of the Securitization Values of each Additional Series 2000-1 Lease with respect to any Addition Date, which had a Scheduled Lease End Date of 24 months from the date of inception of such Lease, shall not exceed [50]% of the sum of the Securitization Values of all Additional Series 2000-1 Leases with respect to such Addition Date;

                  (iv) The sum of the Securitization Values of the Additional Series 2000-1 Leases and Additional Series 2000-1 Leased Vehicles with respect to any Addition Date, which were originated in the State of Michigan, shall not exceed [25]% of the aggregate Securitization Value of all Additional Series 2000-1 Leases and Additional Series 2000-1 Leased Vehicles with respect to such Addition Date;

                  (v) The sum of the Securitization Values of the Additional Series 2000-1 Leases and Additional Series 2000-1 Leased Vehicles with respect to any Addition Date, which were originated in the State of California, shall not exceed [15]% of the aggregate Securitization Value of all Additional Series 2000-1 Leases and Additional Series 2000-1 Leased Vehicles with respect to such Addition Date;

                  (vi) The sum of the Securitization Values of the Additional Series 2000-1 Leases and Additional Series 2000-1 Leased Vehicles with respect to any Addition Date, which were originated in the same titling jurisdiction (other than California and Michigan), shall not exceed [10]% of the aggregate Securitization Value of all Additional Series 2000-1 Leases and Additional Series 2000-1 Leased Vehicles with respect to such Addition Date; and

                  (vii) The sum of the Residual Values of the Additional Series 2000-1 Leased Vehicles with respect to any Addition Date as a percentage of the aggregate Securitization Value of the Additional Series 2000-1 Leases and Additional Series 2000-1 Leased Vehicles with respect to such Addition Date, in each case calculated as of such Addition Date, does not exceed [83]%.

                  Section 3.4 Repurchase upon Breach. (a) Ford Credit shall inform RCL Trust 2000-1 promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties made by it in
Section 3.2(b). Unless the breach or failure to be true of the representations and warranties contained in Section 3.2(b) shall have been cured by the last day of the Collection Period following the Collection Period in which such breach or failure either occurred or was discovered by Ford Credit (in its capacity as Contributor or in its capacity as Administrative Agent), the Contributor hereby agrees that such an occurrence shall constitute an event (a "Removal Event") obligating the Contributor to (i) instruct the Titling Company Agent and the Administrative Agent, in the manner set forth in Section 4.7 of the Administrative Agency Agreement, to cause the applicable Series 2000-1 Certificate to no longer represent a Titling Company Interest in such Series 2000-1 Lease and Series 2000-1 Leased Vehicle and (ii) cause to be deposited in the Series 2000-1 Collection Account on behalf of RCL Trust 2000-1 an amount in exchange therefor equal to the Series 2000-1 Administrative Purchase Amount with respect to such Series 2000-1 Lease and Series 2000-1 Leased Vehicle. The removal and payment obligation of the Contributor pursuant to this Section 3.4 shall constitute the sole remedy of RCL Trust 2000-1 against the Contributor with respect to any Removal Event. Upon deposit to the Series 2000-1 Collection Account on behalf of RCL Trust 2000-1 of such Series 2000-1 Administrative Purchase Amounts, the related Leases and Leased Vehicles shall cease to be Series 2000-1 Assets and shall become Non-Specified Assets of the applicable Titling Company and the Series 2000-1 Certificates shall no longer represent the Titling Company Interest in such Leases and Leased Vehicles but shall instead represent the Titling Company Interest in such Series 2000-1 Administrative Purchase Amounts.

                  (b) Ford Credit shall inform RCL Trust 2000-1 promptly, in writing, upon the discovery of any breach of the representations and warranties made by it in Section 3.3. Upon Ford Credit (in its capacity as Contributor or in its capacity as Administrative Agent) having actual knowledge of any breach of Section 3.3, the Contributor shall cure such breach by (i) instructing the Titling Company Agent and the Administrative Agent, in the manner set forth in
Section 3.2(b) of the Series 2000-1 Supplement, to cause the applicable Series 2000-1 Certificate to no longer represent a Titling Company Interest in Additional Series 2000-1 Leases and the related Additional Series 2000-1 Leased Vehicles such that after giving effect thereto, the representation and warranty in respect of which the breach had occurred would have been true as of the applicable Addition Date and (ii) causing to be deposited in the Series 2000-1 Collection Account on behalf of RCL Trust 2000-1 an amount equal to the Series 2000-1 Administrative Purchase Amount with respect to the applicable Additional Series 2000-1 Leases and Additional Series 2000-1 Leased Vehicles. The selection of which Additional Series 2000-1 Leases and Additional Series 2000-1 Leased Vehicles the Titling Company Interest in which shall no longer be represented by the Series 2000-1 Certificates pursuant to this Section 3.4(b) shall be in the sole discretion of the Contributor. The obligation of the Contributor set forth in this Section 3.4(b) shall constitute the sole remedy of RCL Trust 2000-1 against the Contributor with respect to any breach of the representations and warranties of the Contributor in Section 3.3. Upon deposit to the Series 2000-1 Collection Account on behalf of RCL Trust 2000-1 of such Series 2000-1 Administrative Purchase Amounts, the related Leases and Leased Vehicles shall cease to be Series 2000-1 Assets and shall become Non-Specified Assets of the applicable Titling Company and the Series 2000-1 Certificates shall no longer represent the Titling Company Interest in such Leases and Leased Vehicles but shall instead represent the Titling Company Interest in such Series 2000-1 Administrative Purchase Amounts.

                                   ARTICLE IV
                                   CONDITIONS

                  Section 4.1 Conditions to Obligation of RCL Trust 2000-1. The obligation of RCL Trust 2000-1 to accept the contribution of the Series 2000-1 Certificates is subject to the satisfaction of the following conditions:

                           (a) Representations and Warranties True. The
representations and warranties of the Contributor as to itself and as to the Initial Series 2000-1 Assets hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Contributor shall have performed all obligations to be performed by the Contributor hereunder on or prior to the Closing Date.

                           (b) Delivery of Series 2000-1 Certificates and
Schedule of Series 2000-1 Assets. The Contributor shall deliver the Series 2000-1 Certificates registered in the name of Ford Credit Auto Lease Trust 2000-1 or endorsed in blank and the Schedule of Series 2000-1 Assets certified by an officer of the Administrative Agent to be true, correct and complete.

                           (c) Documents to be delivered by the Contributor at
the Closing.

                  (i) On or prior to the Closing Date, the Contributor shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which such filing is required by applicable law, executed by the Contributor, as seller naming RCL Trust 2000-1, as purchaser, and naming the Series 2000-1 Certificates and the other property conveyed hereunder as the property sold, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such property to RCL Trust 2000-1. The Contributor shall deliver a file-stamped copy of such filing, or other evidence satisfactory to RCL Trust 2000-1, to RCL Trust 2000-1 on or prior to the Closing Date.

                  (ii) On or prior to the Closing Date, the Contributor shall deliver to RCL Trust 2000-1 such other documents as RCL Trust 2000-1 may reasonably request.

                           (d) Other Transactions. On or prior to the Closing
Date, (i) each of the Basic Documents shall have been executed and delivered by the parties thereto, and (ii) each of the parties to the Basic Documents shall have performed all of their respective obligations thereunder required to be performed on or prior to the Closing Date.

                  Section 4.2 Conditions to Obligation of the Contributor. The obligation of the Contributor to contribute the Series 2000-1 Certificates to RCL Trust 2000-1 is subject to each representation and warranty of RCL Trust 2000-1 hereunder being true and correct on the Closing Date as if such representation and warranty was then made, and each obligation to be performed by RCL Trust 2000-1 by the Closing Date having been performed.

                                    ARTICLE V
                          COVENANTS OF THE CONTRIBUTOR

                  Ford Credit hereby agrees with RCL Trust 2000-1 as follows, provided, however, that to the extent that any provision of this Article V conflicts with any provision of the Administrative Agency Agreement, the Administrative Agency Agreement shall govern:

                  Section 5.1 Protection of Right, Title and Interest. (a) The Contributor shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of RCL Trust 2000-1 in the Series 2000-1 Certificates and in the proceeds thereof. The Contributor shall deliver (or cause to be delivered) to RCL Trust 2000-1 file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Contributor shall deliver any additional Certificates received after the Closing Date and evidencing the Series 2000-1 Certificates to the RCL Trustee registered in the name of the Ford Credit Auto Lease Trust 2000-1 or endorsed in blank.

                           (b) The Contributor shall not change its name,
identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Contributor in accordance with Section 5.1(a) seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given RCL Trust 2000-1 at least 5 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                           (c) The Contributor shall give RCL Trust 2000-1 at
least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Contributor shall cause the Administrative Agent to at all times maintain each office from which it shall service Titling Company Assets, and its principal executive office, within the United States of America.

                           (d) If at any time the Contributor shall propose to
sell, grant a security interest in, or otherwise transfer any interest in any other Certificates to any prospective purchaser, lender, or other transferee, the Contributor shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or printouts (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Series 2000-1 Asset, shall indicate clearly that such Series 2000-1 Asset is owned by the applicable Titling Company and that the entire Specified Interest in such Series 2000-1 Asset has been transferred to RCL Trust 2000-1.

                           (e) The Contributor shall cause the Administrative
Agent to permit RCL Trust 2000-1 and its agents (or any agents of any assignee of RCL Trust 2000-1 contemplated by the Basic Documents) at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Administrative Agent's records regarding any Series 2000-1 Asset.

                           (f) Upon request of RCL Trust 2000-1, the Contributor
shall cause the Administrative Agent to furnish to RCL Trust 2000-1, within 20 Business Days, a list of all Series 2000-1 Leases or Series 2000-1 Leased Vehicles (by vehicle identification number and account number), together with a reconciliation of such list to the Schedule of Series 2000-1 Assets.

                  Section 5.2 Other Liens or Interests. Except for the conveyances hereunder and pursuant to the other Basic Documents, the Contributor will not sell, pledge, assign or transfer any Series 2000-1 Certificate to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Contributor shall defend the right, title, and interest of RCL Trust 2000-1 in, to and under each Series 2000-1 Certificate against all claims of third parties claiming through or under the Contributor; provided, however, that the Contributor's obligations under this Section 5.2 with respect to any Series 2000-1 Certificate shall terminate upon the termination of the related Titling Company pursuant to the applicable Titling Company Agreement.

                  Section 5.3 Costs and Expenses. The Contributor agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of RCL Trust 2000-1's right, title and interest in and to the Series 2000-1 Certificates.

                  Section 5.4 Indemnification. (a) The Contributor shall defend, indemnify, and hold harmless RCL Trust 2000-1 and the RCL Trustee (including in its individual capacity) from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the failure of a Series 2000-1 Lease or Series 2000-1 Leased Vehicle to be originated in compliance with all requirements of law and for any breach of any of the Contributor's representations and warranties contained herein.

                           (b) The Contributor shall defend, indemnify, and hold
harmless RCL Trust 2000-1 and the RCL Trustee (including in its individual capacity) from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use or operation by the Contributor or any Affiliate of the Contributor or any Dealer of a Series 2000-1 Leased Vehicle.

                           (c) The Contributor shall defend, indemnify, and hold
harmless RCL Trust 2000-1 and the RCL Trustee (including in its individual capacity) from and against any and all taxes that may at any time be asserted against RCL Trust 2000-1 and the RCL Trustee with respect to the transactions contemplated herein, including, without limitation, any sales, use, gross receipts, general corporation, tangible personal property, privilege, license or income taxes, taxes on or measured by income, or any state or local taxes assessed on RCL Trust 2000-1 and the RCL Trustee resulting from the location of assets of RCL Trust 2000-1 or the presence of the RCL Trustee and costs and expenses in defending against the same; provided, however, that the foregoing indemnity shall not include income taxes on any fees payable to the RCL Trustee.

                           (d) The Contributor shall defend, indemnify, and hold
harmless RCL Trust 2000-1 and the RCL Trustee (including in its individual capacity) from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon RCL Trust 2000-1 and the RCL Trustee through, the negligence, willful misfeasance, or bad faith of the Contributor in the performance of its duties under this Agreement or by reason of reckless disregard of the Contributor's obligations and duties under this Agreement.

                  These indemnity obligations shall be in addition to any obligation that the Contributor may otherwise have and shall survive the termination of this Agreement and the resignation or removal of the RCL Trustee as trustee of RCL Trust 2000-1.

                  Section 5.5 Absolute Transfer; Sale or Exchange. The Contributor agrees to treat this conveyance for all purposes (including, without limitation tax and financial accounting purposes) as an absolute transfer; which may be either a sale or exchange on all relevant books, records, tax returns, financial statements and other applicable documents; provided that for federal income tax purposes, the Contributor will treat RCL Trust 2000-1 as a grantor trust.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

                  Section 6.1 Obligations of the Contributor. The obligations of the Contributor under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Series 2000-1 Asset.

                  Section 6.2 Acknowledgments. The Contributor acknowledges that RCL Trust 2000-1 will, pursuant to the Transfer Agreement, transfer the Series 2000-1 Certificates to the Lease Trust and assign its rights under this Agreement to the Lease Trustee for the benefit of the holders of the Senior Notes, the Subordinated Notes and the Lease Trust Certificates and that the representations and warranties contained in this Agreement and the rights of RCL Trust 2000-1 under Sections 3.4 and 5.4 are intended to benefit such Lease Trust, any holders of Senior Notes, Subordinated Notes or Lease Trust Certificates and the Indenture Trustee as assignee of the Lease Trust pursuant to the terms of the Indenture.

                  Section 6.3 Amendment. This Agreement may be amended by the parties hereto at any time; provided, however, that such action shall not, (x) as evidenced by an Opinion of Counsel, materially adversely affect the interests of the Senior Noteholders, the Subordinated Noteholders or the Lease Trust Certificateholders (unless 100% of the Senior Noteholders, the Subordinated Noteholders and the Lease Trust Certificateholders materially adversely affected thereby consent thereto), (y) as confirmed by each Rating Agency rating any Class of the Senior Notes or the Lease Trust Certificates, cause the then current rating of the Senior Notes or the Lease Trust Certificates to be withdrawn or reduced and (z) as evidenced by an Opinion of Counsel, cause the Lease Trust, RCL Trust 2000-1 or any Titling Company to be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                  Section 6.4 Waivers. No failure or delay on the part of RCL Trust 2000-1 in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

                  Section 6.5 Costs and Expenses. The Contributor will pay all expenses incident to the performance of its obligations under this Agreement and the Contributor agrees to pay all reasonable out-of-pocket costs and expenses of the RCL Trustee, including fees and expenses of counsel, in connection with the perfection as against third parties of RCL Trust 2000-1's right, title and interest in and to the Series 2000-1 Assets and the enforcement of any obligation of the Contributor hereunder.

                  Section 6.6 Representations of the Contributor and RCL Trust 2000-1. The respective agreements, representations, warranties and other statements by the Contributor and RCL Trust 2000-1 set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.2.

                  Section 6.7 Confidential Information. RCL Trust 2000-1 agrees that it will neither use nor disclose to any person the names and addresses of the Lessees, except in connection with the enforcement of RCL Trust 2000-1's rights hereunder, under the Series 2000-1 Leases and Series 2000-1 Leased Vehicles, under the Administrative Agency Agreement or as required by law.

                  Section 6.8 Notices. All demands, notices and communications upon or to Ford Credit and RCL Trust 2000-1 shall be in writing, and shall be personally delivered, sent by electronic facsimile or overnight delivery service or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given to the intended recipient upon receipt at the respective addresses listed below, or at such other address as shall be designated by such Person in a written notice to the other party to this Agreement.

         (i)      In the case of Ford Credit:

                  Ford Motor Credit Company
                  One American Road
                  FMCC Building
                  Dearborn, Michigan 48121
                  Attention: Secretary
                  Fax: 313-337-1160
                  Telephone: 313-594-7765

         (ii)     In the case of RCL Trust 2000-1:

                  First Union Trust Company, National Association
                    as Trustee of RCL Trust 2000-1
                  One Rodney Square
                  Suite 102
                  920 King Street
                  Wilmington, Delaware 19801
                  Attention:  Corporate Trust Department
                  Fax: 302-888-7544
                  Telephone: 302-888-7532

                  Section 6.9 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Series 2000-1 Certificates or the rights of the holders thereof.

                  Section 6.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                  Section 6.11 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a party hereto shall bind the successors and assigns of such party.

                  Section 6.12 No Petition. Each of Ford Credit and the RCL Trustee hereunder hereby covenants that for a period of one year and one day after payment in full of all distributions to all Holders of the Senior Notes pursuant to the terms of the Indenture and the Lease Trust Agreement it will not institute against, or join any Person in instituting against, RCL Trust 2000-1 or any Titling Company any bankruptcy, reorganization, insolvency or liquidation proceeding, or other similar proceeding, under the laws of the United States or any state of the United States.

                  Section 6.13 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 6.14 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the parties hereby have caused this Asset Contribution Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                 FORD MOTOR CREDIT COMPANY,
                                 as Contributor


                                 By:
                                     -------------------------------------------
                                     Name:  Hurley D. Smith
                                     Title: Secretary



                                 RCL TRUST 2000-1

                                 By: FIRST UNION TRUST COMPANY,
                                     NATIONAL ASSOCIATION,
                                      not in its individual capacity
                                      but solely as RCL Trustee


                                 By:
                                     -------------------------------------------
                                     Name:  Edward L. Truitt, Jr.
                                     Title: Vice President

                                                                       EXHIBIT A

                        Schedule of Series 2000-1 Assets

                                                                       EXHIBIT B

                           Form of Series 2000-1 Lease